Exhibit 99.4

TII NETWORK TECHNOLOGIES, INC.

REIMBURSEMENT POLICY

FOR

NON-EMPLOYEE DIRECTORS

Each non-employee director of TII Network Technologies, Inc. (the “Corporation”) shall be entitled to receive reimbursement from the Corporation for reasonable travel and other business expenses incurred by such non-employee director in attending the Corporation’s Board of Director’s (the “Board”) meetings and meetings of the Board’s Audit, Compensation and Nominating/Governance Committees, provided the non-employee director furnishes the Corporation with vouchers, receipts and other details of such expenses in the form reasonably required by the Corporation. Notwithstanding the foregoing, reimbursement to a non-employee director of any given reimbursable expense shall be made as promptly as practicable following the Corporation’s receipt of such documentation, but in any event no later than the end of the non-employee director’s taxable year following the non-employee director’s taxable year in which such expense is incurred. The amount of expenses reimbursed during one taxable year shall not affect the amount of expenses reimbursable by the Corporation during a subsequent taxable year, and the right to such reimbursement may not be exchanged or substituted for other forms of compensation to the non-employee director.

TII TECHNOLOGIES, INC.

By:	/s/ Jennifer E. Katsch
Its:	Vice President - Finance and Chief Financial Officer
Date:	12/31/08